UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2015

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-52831 (Commission File No.)	46-3403755 (IRS Employer Identification No.)

15061 Springdale, Suite 113, Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(949) 381-1834
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02  Unregistered Sales of Equity Securities

(1)	On November 13, 2015, BOU Trust, converted a portion of the VISTA Convertible Note into 4,400,000 shares of common stock. The balance remaining on the VISTA Convertible Note after this conversion is $31,920.00.

(2)	On November 13, 2015, an Accredited Investor converted Series B Preferred Shares into 4,500,000 shares of common stock.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated November 16, 2015.	Nate’s Food Co. By: /s/ Nate Steck Name: Nate Steck. Title: CEO